UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 15, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2015, the Board, upon the recommendation of its Nominating/Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Sue H. Rataj to fill the vacancy so created, both effective September 15, 2015. Ms. Rataj was appointed to serve in the class of directors that will stand for re-election at the 2017 Annual Meeting of Stockholders. Ms. Rataj will serve on the Compensation Committee and Nominating/Corporate Governance Committee of the Company’s Board.
Ms. Rataj, age 58, was Chief Executive, Petrochemicals for BP, a global energy company, from April 2008 until her retirement in April 2011, with global responsibility for BP’s petrochemicals operations. Prior to that, Ms. Rataj held a variety of senior management positions with BP, including Group Vice President, Refining and Marketing from July 2007 until April 2008. Ms. Rataj is also a member of the Supervisory Board of Bayer AG, a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials and serves on the board of directors of Cabot Corporation, a global specialty chemicals and performance materials company.
The Board has determined that Ms. Rataj meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.
Ms. Rataj has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
Ms. Rataj has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Ms. Rataj holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.
Ms. Rataj will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Ms. Rataj will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 6, 2015. In connection with her appointment, Ms. Rataj will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2008 and is incorporated by reference herein.
The Company issued a press release on September 15, 2015 announcing the appointment of Sue H. Rataj to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated September 15, 2015, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Secretary

Date: September 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 15, 2015, announcing new board member.

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